         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

                                                                    EXHIBIT 10.9

                                LICENSE AGREEMENT


            This License Agreement ("Agreement") is entered into effective as of the 17th day of October, 1996, between Indiana University Foundation, a not-for-profit Indiana corporation with offices at Showalter House, P.O. Box 500, Bloomington, IN 47402 (hereinafter referred to as "LICENSOR") and Praecis Pharmaceuticals, Inc., a Delaware corporation with offices at One Hampshire Street, Cambridge, MA 02139 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH:

            WHEREAS, LICENSOR, by agreement with The Trustees of Indiana University, is the owner of proprietary rights in intellectual property resulting from research at Indiana University (hereinafter referred to as "IU");

            WHEREAS, Roger Roeske (hereinafter referred to as "INVENTOR") while an employee of IU created the "Inventions" as described and attached hereto as Exhibit A.

            WHEREAS, LICENSOR is the owner of said patent applications and know-how related to LHRH antagonist compounds as claimed in United States Patent Application number 08/480,494 filed *** and foreign, PCT application number PCT/US96/09852 filed *** included in Exhibit A.

            WHEREAS, the parties recognize that the research of the INVENTOR demonstrated preliminary evidence of usefulness of the Inventions on a commercial basis, and further recognize that technical knowledge, production scale-up, market development, and state and federal regulatory approval of the Inventions shall be required for commercialization;

            WHEREAS, LICENSEE desires to acquire a license to the INVENTIONS and related technologies and know-how in order to engage in further product development and sales activities related to LICENSEE's activity in the biomedical products field, including but not limited to, oncology and reproductive endocrinology treatments, including but not limited to cancer (prostate and

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

breast), reproductive endocrinology (endometriosis, uterine fibroid, female and male fertility), polycystic ovarian disease, precocious puberty; and

            WHEREAS, LICENSEE has exercised the option granted to LICENSEE under the Option Agreement Dated June 13, 1995.

             Now, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.

                                    ARTICLE I
                                   Definitions

            1.1 "Invention Rights" shall mean the patented process, patent applications, disclosures of inventions, technology and know-how involving the use of certain LHRH antagonist compounds. The technologies are disclosed in Exhibit A and summarized as follows:

                  (a) United States Patent Application number 08/480,494 filed *** and foreign, PCT application number PCT/US96/09852 filed ***.

                  (b) the existing technical know-how related to the patent applications and the underlying research.

            1.2 "Patent Rights" shall mean:

                  (a) Subject matter within the scope of any valid claim of LICENSOR to any patent or patent application relating to the Inventions; including, without limitation, any continuations, continuations-in-part, provisionals, divisions, derivations, foreign counterparts, patents of addition, reissues, renewals, or extensions thereof.

                  (b) Subject matter within the scope of any valid claim of a LICENSOR owned or controlled patent or patent applications of the Inventor which dominates the subject matter of the Inventions: including, without limitation, any continuations, continuations-in-part, provisionals, divisions, derivations, foreign counterparts, patents of addition, reissues, renewals, or extensions thereof.

            1.3 "Licensed Products" shall mean the therapeutic and/or prophylactic product or part thereof which is manufactured or sold in whole or in part directly or indirectly by LICENSEE that are covered by any one valid claim in Patent Rights or include any Invention Rights.

            1.4 "Technical Information" shall mean all present and future technical information and know-how which relates to the Inventions and shall include, without limitation, all information relating to the Inventions, the Patent Rights and the Licensed Products and useful for the development and commercialization of the Inventions.

            1.5   "Licensee" shall mean Praecis Pharmaceuticals,
Inc. or any Affiliate or assignee thereof.

            1.6 "Improvements" shall mean all improvements including but not limited to revisions, modifications and enhancements developed by LICENSEE and/or Sublicensee independently of LICENSOR with respect to any technology, patent applications, and/or patents related to Invention Rights, Patent Rights, Technical Information or Licensed Products.

            1.7 "Licensed Patents" shall mean Patent Rights.

            1.8 "Licensor" shall mean Indiana University Foundation.

            1.9 "Affiliate" shall mean any corporation, subsidiary, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling, or under common control of a party to this Agreement.

            1.10 "License Fee" shall mean all amounts collected from a Sublicensee of LICENSEE, in lieu of royalty and in pursuant to any sublicense granted by

LICENSEE to such sublicensee with respect to any Patent Rights and/or
Inventions.

            1.11 "Net Sales" shall mean the gross receipts from sales of Licensed Products less all (i) transportation charges, including insurance; (ii) sales and excise taxes and duties paid or allowed by any selling party, together with any other governmental charges or taxes imposed upon the production, importation, use, or sale of any Licensed Products; (iii) normal and customary trade, quantity, and cash discounts allowed; and (iv) allowances or credits to customers or on account of rejection or return of any Licensed Products subject to royalty under this Agreement or on account of retroactive price reductions affecting such Licensed Products.

            1.12 "Sublicense" shall mean the conveyance of rights to any Third Party to use the Inventions or any part thereof, for its purpose of developing its own product, in return for any option fee, License Fees or other "front-end payment" and/or royalties based upon said Third Party's Net Sales.

            1.13 "Sublicensee" shall mean any Third Party to whom or which LICENSEE has granted a Sublicense.

            1.14 "Third Party" shall mean any person or entity other than LICENSOR, IU, LICENSEE and its Affiliates.

            1.15 "License Year" shall mean the twelve-month period beginning on the first day of the month after execution of this Agreement, and each anniversary of such date thereafter.

            1.16 "Development Costs" shall mean, with respect to any Licensed Products sold by a Sublicensee which is covered in whole or in part by a Sublicense, any internal or out-of-pocket charges, costs or expenses incurred by LICENSEE in connection with research and development activities related to such Licensed Products.

                                   ARTICLE II
                           Assignment of Patent Rights

            2.1 Ownership of Intellectual Property. LICENSOR, by virtue of its contractual relationships with IU and the Patent Policy of IU, is the sole and exclusive owner of all Inventions and Invention Rights covered by this agreement.

                                   ARTICLE III
                                Grant of License

            3.1 License. LICENSOR hereby grants a license to LICENSEE:

                  (a) an exclusive, worldwide license under the Invention Rights and/or Patent Rights, together with an express right to grant sublicenses to Affiliates or Third Party, to make, have made, further develop, research, improve, use, process, offer for sale, import, sell, and distribute products embodying Invention Rights and/or Patent Rights;

                  (b) a first right to acquire an exclusive license, on substantially the same terms as this Agreement with respect to any LHRH related compounds developed by Inventor. This grant of rights is subject to the rights of the United States Government, if any, that arise out of United States Government sponsorship of research that led to Invention. LICENSEE agrees during the period of exclusivity of this license in the United States that any Licensed Products produced for sale in the United States will be manufactured substantially in the United States. If manufacturing of any product, substantially in the United States, is not commercially feasible, LICENSOR will use best efforts to cooperate with LICENSEE in obtaining a waiver of the United States manufacturing requirement from the United States Government.

            3.2 Reservation. LICENSOR hereby reserves an irrevocable, nontransferable, royalty-free license to make, further develop, improve and use but not to have made or commercialize the subject matter of Patent Rights and Improvements thereon and Technical Information for research and educational purposes to be conducted at facilities owned and/or operated by IU. Notwithstanding the reservation contained in this paragraph 3.2, LICENSOR hereby acknowledges that its right to use the Patent Rights, Improvements and Technical Information for research and educational purposes is limited by the confidentiality provisions contained in Article VII below. LICENSOR agrees to submit to LICENSEE copies of publications related to allow LICENSEE to make appropriate patent filings with respect to such Invention Rights prior to any such publication or other distribution of Invention Rights, thirty (30) days prior to submission for publication or other distribution.

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

                                   ARTICLE IV
                             Payments and Royalties

            4.1 Initial Fee. In exchange for the exclusive license granted under this agreement LICENSEE agrees to pay to LICENSOR an initial fee of *** U.S. dollars ($***) upon execution of this Agreement. This commitment is designed to partially reimburse the Licensor and IU for the costs of the research leading to the Invention Rights licensed hereunder. *** (***) of this Initial Fee, all payments under the Option Agreement and all patent-related fees and expenses may be credited toward future fees, (including License Fees) the Milestone Payments referred to in paragraph 4.2, and/or royalties payable to IUF; however, such credit for fees and/or royalty, in any period, for any country, shall not exceed *** of the fees or royalty due IUF for such period in respect of such country, provided that any unused credit may be carried forward to subsequent periods.

            4.2 Milestone Payments. LICENSEE shall pay three (3) Milestone Payments, reduced by credits allowed under paragraph 4.1 as follows:

                  (a) *** U.S. dollars ($***) upon ***;

                  (b) *** U.S. dollars ($***) upon ***;
and

                  (c) *** U.S. dollars ($***) upon ***.

            4.3 Royalty. LICENSEE shall pay a *** percent (***%) royalty to LICENSOR on all Net Sales of Licensed Products covered by paragraph 1.3, commencing with first commercial sale where Licensed Products are not sold in combination with depot formulation and *** percent (***%) royalties where Licensed Products are sold in combination with depot formulation.

            4.4 Accrual of Royalties. Royalties shall accrue when Licensed Products are sold or otherwise transferred by LICENSEE to a Third Party, and Licensed

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

Products shall be considered sold when LICENSEE invoice is issued. LICENSEE shall make payments to LICENSOR in accordance with the requirements of Article VIII.

            4.5 Sublicense License Fees and Royalties. LICENSEE shall pay to LICENSOR the following:

                  (a) *** percent (***%) royalties on Net Sales of Licensed Products by Sublicensee commencing with first commercial sale where Licensed Products are not sold in combination with depot formulation and *** percent (***%) royalties where Licensed Products are sold in combination with depot formulation. Sublicensee shall not pay royalties on the Net Sale of any Licensed Products by a Sublicensee that is paying LICENSEE License Fees, in lieu of royalty payments; and

                  (b) *** percent (***%) of License Fees received by LICENSEE after deduction of documented and reasonable Development Costs with respect to Licensed Products covered by such Sublicense, provided that no amount shall be payable under this clause 4.5(b) until the earlier of the following:

                  (c) LICENSEE's cessation of development activities with respect to the specific Licensed Products indication pursuant to the terms of the Sublicense under which a License Fee was paid; or

                  (d) the first commercial sale of the specific Licensed Products indication covered by such Sublicense.

                               ARTICLE V
                   Additional Covenants of LICENSEE

            5.1 Market Development. LICENSEE agrees to diligently pursue the development, scale-up, manufacturing and marketing of the Licensed Products in the United States and such countries as it shall determine is economically and practically desirable in a manner that is consistent with manufacture, scale-up, development and marketing efforts for similar products by businesses comparable to LICENSEE in size and resources.

            5.2 Performance Standards. LICENSEE agrees to comply with the following Licensed Products performance standards and time periods:

                  (a) LICENSEE shall use commercially reasonable efforts to submit and prosecute Licensed Products approval requests with the government agencies having jurisdiction over Licensed Products. LICENSOR and IU hereby agrees to provide LICENSEE with all existing data, reports and interpretation of data as LICENSEE may request in order to aid it in securing government approval.

                  (b) LICENSEE agrees to prepare and submit to LICENSOR semi-annual progress reports, the first of which shall be submitted within thirty (30) days following the end of the first full one-hundred-eighty (180) day period of this Agreement.

                  (c) upon obtaining required regulatory approvals, to use commercially reasonable efforts to exercise reasonable business practices to make Licensed Products available on world-wide basis.

                  (d) Licensee's development program will serve to identify appropriate milestones against which to gauge due diligence (Exhibit C); provides that the failure of LICENSEE to meet such milestones within the time periods contemplated by Exhibit C shall not constitute a material breach of this License Agreement (and accordingly, LICENSOR shall not be entitled to terminate this License Agreement due to such failure), unless LICENSEE shall have failed to use commercially reasonable efforts (consistent with development, scale-up, manufacture and marketing efforts for similar products by businesses comparable to LICENSEE in size and resources) to meet such milestone within such time periods. If LICENSOR believes that a report provided to LICENSOR pursuant to paragraph 5.2(b) does not reflect such commercially reasonable efforts and gives notice to such effect to LICENSEE of such a report, LICENSEE shall, within sixty
(60) days of receipt of such notice, address in writing the concerns raised by LICENSOR in its notification. If LICENSOR remains dissatisfied, the matter shall be resolved by mediation.

            5.3 Use of Improvements by LICENSOR. LICENSEE agrees to grant to LICENSOR and IU on a royalty-free, nonexclusive license, to use for research and educational purposes only, and without the right to Sublicense, to any and all Improvements.

                                   ARTICLE VI
                              Covenants of LICENSOR

            6.1 Technical Information. Promptly upon execution of this Agreement, LICENSOR shall deliver to LICENSEE all (a) Technical Information and all marketing information pertaining to the Inventions, the Patent Rights and the Licensed Products in its possession or with respect to which it has control. LICENSOR shall promptly report to LICENSEE any information or facts of serious or unexpected reactions related to any application of the Inventions.

            6.2 Prototype Tests and Governmental Approvals. At LICENSEE's request, and subject to LICENSOR's concurrence with said request, which will not be unreasonably withheld LICENSOR through IU shall assist LICENSEE in the design and/or conduct of prototype evaluation and such other testing and review procedures as may be necessary in order to obtain requisite federal, state and foreign governmental regulatory agency approval with respect to the use, manufacture or sale of any Licensed Products. LICENSEE shall provide adequate financial support for tests conducted by LICENSOR through IU, such support shall be the subject of a budget approved by both parties.

            6.3 Invention Agreements. LICENSOR represents and warrants to LICENSEE that the Inventor and all personnel that have worked on the development of the Inventions have assigned all rights with respect thereto to LICENSOR pursuant to duly executed Invention Agreements. LICENSOR agrees to cause any personnel that may hereafter be assigned to perform research with respect to the Inventions, the Patent Rights or the Licensed Products pursuant to this Agreement or any research agreements to assign rights to it pursuant to the IU Patent Policy and all such rights shall be deemed to be automatically included within the scope of the license granted hereby, without further action or consideration.

            6.4 Research Materials. LICENSOR agrees to provide, as available and mutually agreed upon, during the term of this Agreement, LICENSEE with research quantities of materials relating to Inventions. The material will be provided by IU to LICENSEE with a fee to reimburse IU for its distribution costs. The terms of this material transfer from IU to LICENSEE will be mutually agreed upon under a separate Uniform Biological Material Transfer Agreement (UBMTA) in substantially the form of Exhibit D.

            6.5 Referrals. LICENSOR shall use its best efforts to refer to both LICENSEE and the second Licensee any and all prospects having an interest in the Invention Rights.

                                   ARTICLE VII
                                 Confidentiality

            7.1 Confidentiality. LICENSOR and LICENSEE agree to maintain as confidential any information which may be disclosed by the other and is designated in writing as confidential. Such information shall not be considered confidential if the recipient can show that such information is: 1) generally known or readily available to the public; 2) was already known to LICENSOR or LICENSEE from other sources at the time of the receipt thereof without a breach of any obligation of confidentiality; 3) becomes available to the public independent of LICENSOR or LICENSEE; 4) is disclosed to LICENSOR or LICENSEE by a Third Party having legal rights to information and not bound by this Agreement or 5) is subsequently and independently developed by an employee of LICENSOR or LICENSEE who had no knowledge of the information disclosed by LICENSOR or LICENSEE. Notwithstanding any of the foregoing, any confidential information disclosed by either party to the other shall be maintained in confidence five
(5) years from the date of such disclosure unless mutually agreed otherwise.

                                  ARTICLE VIII
                              Payments and Reports

            8.1 Semi-Annual Payments. Payments of royalties from LICENSEE to LICENSOR hereunder shall be made by LICENSEE to LICENSOR on a semi-annual basis, not later than ninety (90) days after the last day of each semi-annual period for as long as such obligations continue under this Agreement. Payments shall be accompanied by reports which shall set forth units sold and a calculation of the amounts owed to LICENSOR on a country-by-country basis for the applicable semi-annual period. Late payment shall bear interest at the maximum rate allowable by Indiana Usury Law; however, said rate shall not exceed the prime rate plus two percent (2%).

            8.2 Exchange Rate. All Payments hereunder shall be made in U.S. dollars in the United States. In the event LICENSEE receives payment for Licensed Products in currency other than U.S. dollars, payments payable to LICENSOR shall be computed using the official rate of exchange as reported in The Wall Street Journal prevailing on the date the payment to LICENSEE is actually collected from the Third Party.

            8.3 Single Royalty Liability. LICENSEE and its Affiliates shall be liable for one royalty with respect to any given Licensed Products or product embodying any part of the Invention Rights.

            8.4 Deduction for Taxes. Any tax paid or required to be withheld by LICENSEE on any Net Sales for which Payments are payable to LICENSOR under this Agreement shall be deducted from the total amount of Payments otherwise due. LICENSEE shall secure and send to LICENSOR proof of any such taxes withheld and paid by LICENSEE or its sublicensees.

                                   ARTICLE IX
                           Record Keeping and Auditing

            9.1 Records. LICENSEE shall maintain full, true and accurate records containing all information which may be necessary for a determination of the various amounts to be paid to LICENSOR under the terms of this Agreement. Said records shall be maintained for no less than four (4) years from the date of creation and shall be open and available upon reasonable notice during regular business hours for review by LICENSOR or any independent certified public accountant, retained and paid for by LICENSOR for the purpose of verifying LICENSEE's compliance with its payment obligations hereunder. This includes the right to inspect LICENSEE documentation of reasonable Development Costs deducted under paragraph 4.5. In the event LICENSEE has failed to pay royalty due LICENSOR, and such deficit exceeds five percent (5%) or five hundred dollars ($500.00), whichever is greater, for any one (1) year time period, LICENSEE agrees to pay all reasonable and documented audit expenses.

                                    ARTICLE X
                                Patent Protection

            10.1 Prosecution of Patent Applications. Upon full execution of this Agreement, LICENSEE agrees to continue to prosecute, at its own expense, the applications for United States Letters Patent identified in Exhibit A. With respect to any given patent application filed in the United States and arising out of research evaluations conducted pursuant to this Agreement, LICENSEE shall further file and diligently prosecute corresponding foreign applications and maintain any patent issuing therefrom, in such additional countries throughout the world as set forth in Exhibit B, always attempting to obtain the best available claim coverage, at LICENSEE's own expense.

            10.2 LICENSOR decides not to file. In the event LICENSEE decides not to file and/or diligently prosecute the application for Letters Patent identified in Exhibit A, LICENSEE shall notify LICENSOR at least thirty (30) days prior to taking, or not taking, action and LICENSOR may, at its election and expense, but without obligation on its part, undertake such actions, and in that event, LICENSEE shall give up all rights to such patent or patent application and shall do all other acts reasonably required by LICENSOR to exercise LICENSOR's rights under this paragraph 10.2.

            10.3 Disclosure of Patent Prosecution Information. LICENSOR and LICENSEE shall disclose to each other the complete texts of all patent applications filed by LICENSOR and LICENSEE included in the Patent Rights.

Prior to taking any action with respect to the United States or any foreign Patent Office or with respect to any other governmental or regulatory body having jurisdiction over the subject matter of this Agreement, LICENSEE shall present to LICENSOR and shall afford LICENSOR the opportunity to make such comments as it may deem desirable to the texts of all patent applications intended to be filed by LICENSEE which relate to the Inventions or the Patent Rights. LICENSEE shall also afford LICENSOR the prior right to review and comment on all information received or prepared by LICENSEE concerning the institution or possible institution or any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving Patent Rights anywhere in the world. LICENSEE shall keep LICENSOR fully informed of the course of all patent prosecution or other proceedings and shall permit LICENSOR the full right to participate in such proceedings at its own expense.

            10.4 Patent Infringement Notification. LICENSOR and LICENSEE shall promptly inform each other in writing of any alleged infringement of which it shall have notice committed by a Third Party regarding any patents within the Patent Rights and each shall provide the other with any available evidence of such infringement. Within thirty (30) days after receipt of the notice of alleged infringement, LICENSOR and LICENSEE shall meet and mutually agree on a procedure for resolving the alleged infringement.

            10.5 LICENSOR's Option Regarding Infringement. If within four (4) months after the notice of alleged infringement specified in paragraph 10.4 above, LICENSEE shall have been unsuccessful in resolving the alleged infringement in a manner mutually acceptable to LICENSOR and LICENSEE, then LICENSOR shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights, and LICENSOR may, for such purposes, use the name of LICENSEE as party plaintiff; provided, however, that such right to bring an infringement action in LICENSEE's name shall remain in effect only so long as the license granted herein remains exclusive. Without LICENSEE's prior written consent, LICENSOR will not consent to any settlement, consent judgment or other voluntary disposition of such suit if the same involves any liability of, or admission of culpability of LICENSEE.

            10.6 LICENSEE's Option Regarding Infringement. In the event that LICENSEE shall undertake the enforcement and/or defense of the Patent Rights by litigation, LICENSOR shall allow LICENSEE to withhold up to fifty percent (50%) of the royalties from royalty payments due to LICENSOR from Net Sales in the country in which the litigation occurs, and may apply the same toward reimbursement of its expenses, including reasonable attorneys' fees, in connection therewith.

Any recovery of damages by LICENSEE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE and LICENSOR relating to the suit, and next toward reimbursement of LICENSOR for any royalties past due or withheld and applied pursuant to this Article X. The balance remaining from any such recovery shall be retained by LICENSEE.

            10.7 Cooperation During Infringement Proceedings. In any infringement suit either party may insti-tute to enforce the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

                                   ARTICLE XI
                                   Sublicenses

            11.1 Authority to Sublicense. The terms and conditions under which LICENSEE may grant sublicenses under the Patent Rights shall rest solely in LICENSEE's discretion as long as the relevant requirements set forth in this Agreement are met.

            11.2 Required Provisions. LICENSEE shall include as a provision in the Sublicense Agreement that if LICENSEE enters into an arrangement of creditors and/or bankruptcy that one (1) week prior to such arrangement of creditors and/or bankruptcy that any and all Sublicensees have the right to be notified by LICENSEE of such arrangement and/or bankruptcy and such Sublicenses shall further state that any and all license fees owed directly to LICENSEE shall thereafter be paid directly to LICENSOR at the same royalty rate set forth in any and all existing Sublicensee Agreements.

            11.3 Accounting. LICENSEE shall provide LICENSOR an accounting of all License Fees and royalties received from Sublicensees. Such accounting shall accompany the Semi-Annual Report as provided in paragraph 8.1.

            11.4 Sublicense Agreements. LICENSEE agrees to deliver to LICENSOR a true and correct copy of each and every sublicense entered into by LICENSEE within thirty (30) days after execution thereof and shall promptly advise LICENSOR in writing of any modification (and supply a copy of same) or termination of each sublicense. Upon termination of this Agreement, LICENSEE's rights in all sublicenses shall be determined according to paragraph 12.5.

                                   ARTICLE XII
                              Term and Termination

            12.1 Term. This Agreement and LICENSEE's obligations shall be in effect until the date of the last to expire of Licensed Patents and shall remain in effect unless terminated earlier in accordance with the provisions of this Article XII. In the event that this Agreement terminates at the date of the last to expire Licensed Patents, then LICENSEE shall not be precluded from continuing to make, have made, further develop, improve, use and sell Licensed Products, and use of the Technical Information. Such request for continuation shall be presented to LICENSOR by LICENSEE in writing and continuation shall be by mutual consent. LICENSOR agrees that consent shall not be unreasonably withheld.

            12.2 Voluntary Termination. LICENSEE shall have the right to terminate this Agreement upon giving LICENSOR ninety (90) days prior to written notice to that effect.

            12.3 Termination for Breach. In the event that LICENSEE shall at any time fail to make required payments or otherwise materially breach the terms of this Agreement, LICENSOR shall notify LICENSEE of such breach and shall indicate that it intends to terminate this Agreement unless such breach is corrected or terminated. LICENSEE shall have ninety (90) days following its receipt of such notice to correct such breach. In the event of unforeseen delay, justification for delay shall be presented to LICENSOR by LICENSEE and termination shall be delayed to some agreed time if it is determined that diligence by LICENSEE existed.

            12.4 Payment of Accrued Royalties. The termination of this Agreement for any reason shall be without prejudice to LICENSOR's right to receive all amounts payable and unpaid at the date of the termination of this Agreement.

            12.5 Survival of Sublicenses. Any sublicense granted by LICENSEE pursuant to this Agreement prior to any termination of this Agreement shall survive the termination of this Agreement. Upon termination of this Agreement for any reason during the term of any Sublicenses, LICENSEE shall assign to LICENSOR all of LICENSEE's rights in such Sublicenses and LICENSOR shall assume all obligations of LICENSEE under any such Sublicense.

            12.6 Sales of Licensed Products Inventory. Upon termination of this Agreement, other than pursuant to paragraph 12.1, LICENSEE shall notify LICENSOR of the amount of Licensed Products LICENSEE and its various distributors then have on hand, the sale of which would, but for such termination, be subject to royalty, and thereafter LICENSEE and its various distributors shall be permitted to sell such quantities of Licensed Products, and LICENSEE shall pay LICENSOR the applicable royalty in the manner required hereby.

            12.7 Assignment of Patent Rights Upon Termination. In the event this Agreement is terminated for any reason other than the expiration of Licensed Patents, LICENSEE hereby agrees to reassign to LICENSOR any ownership rights in patents acquired by it by virtue of this Agreement.

            12.8 Survival of Covenants. Expiration or termination of this Agreement for any reason shall terminate all outstanding obligations and liabilities between the parties arising from this Agreement except those described in paragraph 5.3 and Article VII.

            12.9 Partial Termination. Termination of this Agreement with respect to any particular country or territory shall not affect this Agreement with respect to any other country or territory.

            12.10 Additional Termination Rights. This Agreement may be terminated by LICENSOR at its option and without prejudice to any other remedy to which it may be entitled at law or in equity, or elsewhere under this Agreement, by giving written notice of termination to LICENSEE in the event that LICENSEE (a) shall become "Insolvent" (as such term is defined in the Bankruptcy Code of the United States of America, as amended from time-to-time), (b) shall fail to pay its debts generally as they become due, (c) shall voluntarily seek, consent, or acquiesce in the benefits of any bankruptcy or similar debtor-relief laws, or (d) shall become a party to or is made the subject of any proceeding provided for by any debtor-relief law that could suspend or otherwise alter LICENSOR's rights under this Agreement.

                                  ARTICLE XIII
                          Representations and Indemnity

            13.1 LICENSOR Representations. LICENSOR hereby represents to LICENSEE as follows:

                  (a) LICENSOR has sole and exclusive ownership rights in and to the Invention Rights, the Patent Rights, and the Technical Information granted to LICENSEE;

                  (b) LICENSOR has the full right, power, and authority to assign, free and clear of any liens, claims or encumbrances of any kind, ownership and grant the license set forth in Articles II and III;

                  (c) There are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement.

                  (d) LICENSOR has no knowledge of any infringement or of any pending or threatened claim relating in any manner to the Inventions, the Patent Rights or the Licensed Products;

                  (e) LICENSOR has no knowledge of or reason to believe that any of the Patent Rights are invalid or unenforceable or that their exercise would infringe the patent rights of any Third Party.

                  (f) LICENSOR MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOR DOES LICENSOR ASSUME ANY OBLIGATIONS WITH RESPECT TO THE INFRINGEMENT OF PATENTS OF OTHERS ARISING AS A RESULT OF LICENSEE'S ACTIVITIES UNDER THIS AGREEMENT.

            13.2 LICENSEE's Representations and Indemnity. LICENSEE agrees to indemnify and hold LICENSOR, IU, and their Trustees, Directors, officers and employees harmless from and against any and all claims, demands, losses or causes of action related in any way to marketing, commercialization or other rights granted under this Agreement, except to the extent that such claims, demands, losses or causes of action result (a) from negligent or intentional actions or misrepresentations on the part of LICENSOR and/or IU, or (b) from patent infringement claims involving the Invention Rights, the Patent Rights or the Licensed Products.

            13.3 Cooperation in Defending Claims. In the event of the institution of any suit by a Third Party against LICENSOR and/or IU or LICENSEE or its sublicensees for patent infringement involving the manufacture, use, sale, distribution or marketing of Licensed Products, the party sued shall promptly notify the other party in writing. LICENSOR and LICENSEE shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party; provided, however, that LICENSOR and LICENSEE shall each recover its costs of litigation from any recovery, award or settlement as provided in paragraph 10.7.

                                   ARTICLE XIV
                       Third Party and Compulsory Licenses

            14.1 Third Party Licenses. Without limitation of paragraph 4.3 (and the royalty reduction provided therein), in the event that LICENSEE deems it necessary to pay royalties to any Third Party on account of making, having made, using or selling Licensed Products by virtue of Third Party having rights under a patent, or to know-how where no patents are applicable, which dominate the rights granted to LICENSEE hereunder, LICENSEE shall give written notice thereof to LICENSOR and LICENSOR and LICENSEE shall renegotiate in good faith a lowering of the royalty rates required to be paid under this Agreement.

            14.2 Compulsory License. In the event that a governmental agency in any country or territory, except as referred to in Article III hereunder, grants or compels LICENSOR to grant a license to it or to any Third Party for any Licensed Products, LICENSEE shall have the benefit in such county or territory of the terms granted to such Third Party to the extent that such terms are more favorable than those of this Agreement.

                                   ARTICLE XV
                                 Export Controls

            15.1 Export Controls. It is understood that LICENSOR and IU are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE and LICENSEE shall not export data commodities to certain foreign countries without prior approval of such agency. LICENSOR neither represents that a license pursuant to such law and regulations shall not be required nor that, if required, it shall be issued.

                                   ARTICLE XVI
                                   Use of Name

            16.1 Use of Name. No advertising or publicity concerning the subject matter of this Agreement and having or containing any reference to LICENSOR, IU or any inventor or other employee of either shall be made use of by either party hereto unless and until the same shall have been first submitted to and shall have received the approval of the authorized representative of the parties hereto, appointed pursuant to Paragraph 17.1 hereof, which approval shall not be unreasonably withheld, provided that LICENSEE shall be entitled to refer to LICENSOR, IU and this Agreement in disclosure or similar documents used in connection with financing transactions and that LICENSOR and/or IU shall review and approve all such language, such approval not to be unreasonably withheld.

                                  ARTICLE XVII
                                  Miscellaneous

            17.1 Notices or Other Communications. Any payment, notice or other communication required or permitted to be made or to be given to either party under this Agreement shall be sufficiently made or given three business days after the date of mailing if sent to such party by certified first class U.S. mail, postage prepaid, the date of transmission (or the next business day thereafter if such date is not a business day) by telecopier (to the respective numbers set forth below) with answer back to confirm or upon receipt if personally delivered (including by reputable overnight carrier) at the address as shall be designated by written notice given to the other party.

If to LICENSOR:

Attn:  Vice President, Office of Technology Transfer
Advanced Research & Technology Institute
Indiana University
501 North Morton, Suite 111
Bloomington, IN  47404
telecopier number:  (812) 855-3757

If to LICENSEE:

Attn:  Director of Business Development
Praecis Pharmaceuticals, Inc.
One Hampshire Street
Cambridge, MA  02139
telecopier number:  (617) 494-8414

In the event of a change of address, the party changing must notify the other party.

            17.2 Assignability. Licensee may assign or otherwise transfer this Agreement and the License granted hereby and the rights acquired by it to and only to the assignee or transferee of Licensee's entire business or of that part of Licensee's business to which the License granted hereby relates, provided, however, that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement. Licensee will give IU Foundation thirty days prior notice of such assignment and transfer and if IU Foundation raises no reasonable objection in writing to such assignment or transfer within fifteen days after IU Foundation receives such notice, then IU Foundation will be deemed to have approved such assignment or transfer so long as the assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement. If Licensee sells or otherwise transfers its entire business or that part of its business to which the license granted hereby relates and the assignee or transferee does not agree in writing to be bound by the terms and conditions of this Agreement within fifteen days of such sale or transfer, IU Foundation will have the sole right to terminate this License by providing written notice of termination to such transferee or assignee.

            17.3 Governing Law. This Agreement and its effects are subject to and shall be construed and enforced within the internal laws of the State of Indiana and the United States of America.

            17.4 Entire Agreement and Amendments. This Agreement embodies the entire understanding of the parties and supersedes and replaces any and all pre-existing agreements or understandings between LICENSEE and LICENSOR and/or IU relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon LICENSEE or LICENSOR unless made in writing and signed on behalf of each of the parties by their respective duly authorized representative.

            17.5 Specific Performance. Each of the parties hereto acknowledges and agrees that its respective rights and opportunities arising out of the obligations under this Agreement are of a unique nature. To the extent permitted by the laws and constitution of the State of Indiana, in order to preclude any dispute regarding the determinability of damages resulting from a failure or breach in performance by any party hereto, each of the parties hereby agrees that they shall be entitled to sue in equity for specific performance or to obtain any injunction against continued or future violations of this Agreement, and each of the parties to this Agreement expressly waives the defense that a remedy in damages would be adequate.

            17.6 Waiver. A waiver by any party hereto as to any particular breach of this Agreement shall not constitute or be considered a waiver of any similar breach thereafter.

            17.7 Headings. The headings of the paragraphs are inserted for convenience of reference and not for interpretation of this Agreement.

            17.8 Multiple Counterparts. This Agreement is executed in duplicate and each executed duplicate is deemed an original.

            17.9 Pre-existing Agreements. LICENSOR and LICENSEE represent that there are no other outstanding agreements relating to the Inventions set forth in paragraph 1.1.

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.


INDIANA UNIVERSITY FOUNDATION PRAECIS PHARMACEUTICALS, INC.


By /s/ Walter L. Koon, Jr.            By /s/ Marc A. Silver
   -------------------------             -----------------------
   Walter L. Koon, Jr.
   Senior Vice President,             Title Vice President
      Investments                           --------------------

Date  January 30, 1997                Date  February , 1997
      ----------------------                --------------------

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

                                    EXHIBIT A

                       Patent(s) and Patent Application(s)

        United States patent Application number 08/480,494 filed *** PCT application number PCT/US96/09852 filed ***

                                    EXHIBIT B

                   List of Countries in Which to File for Patents

                                     Europe
                                     Canada
                                      Japan
                                    Australia

                                    EXHIBIT C

                   Pharmaceutical Peptides, Inc. Development Plan


                 [NOT INCLUDED AS AN EXHIBIT TO ORIGINAL AGREEMENT]

                                    EXHIBIT D

                 Uniform Biological Material Transfer Agreement
                              Non-Profit to Profit


I.    Definitions:

      1 PROVIDER: Organization providing the ORIGINAL MATERIAL. (Name and address).

      2     PROVIDER SCIENTIST: (Name and address).

      3 RECIPIENT: Organization receiving the ORIGINAL MATERIAL (Name and address).

      4     RECIPIENT SCIENTIST (Name and address):

      5     ORIGINAL MATERIAL (Description of the material being transferred):

      6     MATERIAL: ORIGINAL MATERIAL, PROGENY, and UNMODIFIED DERIVATIVES.
            The MATERIAL shall not include: (a) MODIFICATIONS, or (b) other substances created by the RECIPIENT through the use of the MATERIAL which are not MODIFICATIONS, PROGENY, or UNMODIFIED DERIVATIVES.

      7 PROGENY: Unmodified descendant from the MATERIAL, such as virus from virus, cell from cell, or organism from organism.

      8 UNMODIFIED DERIVATIVES: Substances created by the RECIPIENT which constitute an unmodified functional subunit or product expressed by the ORIGINAL MATERIAL. Some examples include: subclones of unmodified cell lines, purified or fractionated subsets of the ORIGINAL MATERIAL, proteins expressed by DNA/RNA supplied by the PROVIDER, or monoclonal antibodies secreted by a hybridoma cell line.

      9 MODIFICATIONS: Substances created by the RECIPIENT which contain/incorporate the MATERIAL.

      10 COMMERCIAL PURPOSES: The sale, lease, license, or other transfer of the MATERIAL or MODIFICATIONS to a for-profit organization.
            COMMERCIAL PURPOSES shall also include uses of the MATERIAL or MODIFICATIONS by any organization, including RECIPIENT, to perform contract research, to screen compound libraries, to produce or manufacture products for general sale, or to conduct research activities that result in any sale, lease, license, or transfer of the MATERIAL or MODIFICATIONS to a for-profit organization. However, industrially sponsored academic research shall not be considered a use of the MATERIAL or MODIFICATIONS for COMMERCIAL PUR-


                                       26

            POSES per se, unless any of the above conditions of this definition are met.

      11 NONPROFIT ORGANIZATION(S): A university or other institution of higher education or an organization of the type described in section
            501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal
            Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute. As used herein, the term also includes government agencies.

II.   Terms and Conditions of this Agreement.

      1 The PROVIDER retains ownership of the MATERIAL, including any MATERIAL contained or incorporated in MODIFICATIONS.

      2 The RECIPIENT retains ownership of: (a) MODIFICATIONS (except that, the PROVIDER retains ownership rights to the MATERIAL included therein), and (b) those substances created through the use of the MATERIAL or MODIFICATIONS, but which are not PROGENY, UNMODIFIED
            DERIVATIVES or MODIFICATIONS (i.e., do not contain the ORIGINAL
            MATERIAL, PROGENY, UNMODIFIED DERIVATIVES). If either 2(a) or 2(b) results from the collaborative efforts of the PROVIDER and the RECIPIENT, joint ownership may be negotiated.

      3     The RECIPIENT and the RECIPIENT SCIENTIST agree that the MATERIAL:

            (a)   is to be used solely for research purposes;

            (b) will not be used in human subjects, in clinical trials, or for diagnostic purposes involving human subjects without the written consent of the PROVIDER;

            (c) is to be used only at the RECIPIENT organization and only in the RECIPIENT SCIENTIST's laboratory under the direction of the RECIPIENT SCIENTIST or others working under his/her direct supervision; and

      4 The RECIPIENT and the RECIPIENT SCIENTIST agree to refer to the PROVIDER any request for the MATERIAL from anyone other than those persons working under the RECIPIENT SCIENTIST's direct supervision.

      5     (a)   The RECIPIENT and/or the RECIPIENT SCIENTIST shall have the right, without restriction, to distribute substances created by the RECIPIENT through the use of the ORIGINAL MATERIAL only if those substances



                  are not PROGENY, UNMODIFIED DERIVATIVES, or MODIFICATIONS.

            (b) Without written consent from the PROVIDER, the RECIPIENT and/or the RECIPIENT SCIENTIST may NOT provide MODIFICATIONS for COMMERCIAL PURPOSES. It is recognized by the RECIPIENT that such COMMERCIAL PURPOSES may require a commercial license from the PROVIDER and the PROVIDER has no obligation to grant a commercial license to its ownership interest in the MATERIAL incorporated in the MODIFICATIONS. Nothing in this paragraph, however, shall prevent the RECIPIENT from granting commercial licenses under the RECIPIENT's intellectual property rights claiming such MODIFICATIONS, or methods of their manufacture or their use.

      6 The RECIPIENT acknowledges that the MATERIAL is or may be the subject of a patent application. Except as provided in this Agreement, no express or implied licenses or other rights are provided to the RECIPIENT under any patents, patent applications, trade secrets or other proprietary rights of the PROVIDER, including any altered forms of the MATERIAL made by the PROVIDER. In particular, no express or implied licenses or other rights are provided to use the MATERIAL, MODIFICATIONS, or any related patents of the PROVIDER for COMMERCIAL PURPOSES.

      7 If the RECIPIENT desires to use or license the MATERIAL or MODIFICATIONS for COMMERCIAL PURPOSES, the RECIPIENT agrees, in advance of such use, to negotiate in good faith with the PROVIDER to establish the terms of a commercial license. It is understood by the RECIPIENT that the PROVIDER shall have no obligation to grant such a license to the RECIPIENT, and may grant exclusive or non-exclusive commercial licenses to others, or sell or assign all or part of the rights in the MATERIAL to any third party(ies), subject to any pre-existing rights held by others and obligations to the Federal
            Government.

      8 The RECIPIENT is free to file patent application(s) claiming inventions made by the RECIPIENT through the use of the MATERIAL but agrees to notify the PROVIDER upon filing a patent application claiming MODIFICATIONS or method(s) of manufacture or use(s) of the MATERIAL.

      9 Any MATERIAL delivered pursuant to this Agreement is understood to be experimental in nature and may have hazardous properties. The
            PROVIDER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY
            KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED
            WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE,
            OR THAT



            THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT,
            TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

      10 Except to the extent prohibited by law, the RECIPIENT assumes all liability for damages which may arise from its use, storage or disposal of the MATERIAL. The PROVIDER will not be liable to the RECIPIENT for any loss, claim or demand made by the RECIPIENT, or made against the RECIPIENT by any other party, due to or arising from the use of the MATERIAL by the RECIPIENT, except to the extent permitted by law when caused by the gross negligence or willful misconduct of the PROVIDER.

      11 This Agreement shall not be interpreted to prevent or delay publication of research findings resulting from the use of the MATERIAL or the MODIFICATIONS. The RECIPIENT SCIENTIST agrees to provide appropriate acknowledgement of the source of the MATERIAL in all publications.

      12 The RECIPIENT agrees to use the MATERIAL in compliance with all applicable statutes and regulations, including Public Health Service and National Institutes of Health regulations and guidelines such as, for example, those relating to research involving the use of animals or recombinant DNA.

      13 This Agreement will terminate on the earliest of the following dates:

            (a) When the MATERIAL becomes generally available from third parties, for example, through reagent catalogs or public depositories, or

            (b) on completion of the RECIPIENT's current research with the MATERIAL, or (c) on thirty (30) days written notice by either party to the other:

                  (i) If termination should occur under 13(a), the RECIPIENT shall be bound to the PROVIDER by the least restrictive terms applicable to the MATERIAL obtained from the then-available sources; and

                  (ii) If termination should occur under 13(b) above, the RECIPIENT will discontinue its use of the MATERIAL and will, upon direction of the PROVIDER, return or destroy any remaining MATERIAL. The RECIPIENT, at its discretion, will also either destroy the MODIFICATIONS or remain bound by the terms of this agreement as they apply to MODIFICATIONS; and



                  (iii) In the event the PROVIDER terminates this Agreement
                        under 13(c) other than for breach of this Agreement or for cause such as an imminent health risk or patent infringement, the PROVIDER will defer the effective date of termination for a period of up to one year, upon request from the RECIPIENT, to permit completion of research in progress. Upon the effective date of termination, or if requested, the deferred effective date of termination, RECIPIENT will discontinue its use of the MATERIAL and will, upon direction of the PROVIDER, return or destroy any remaining MATERIAL. The
                        RECIPIENT, at its discretion, will also either destroy the MODIFICATIONS or remain bound by the terms of this agreement as they apply to MODIFICATIONS.

      14    Paragraphs 6, 9, and 10 shall survive termination.

      15    The MATERIAL is provided at a cost of      dollars ($ .00) to
            reimburse the PROVIDER for its preparation and distribution costs.

      16    The PROVIDER and RECIPIENT acknowledge that MATERIAL is being provided to recipient in connection with an option agreement between
            Indiana University Foundation (IUF) and RECIPIENT effective date
            June   , 1995 (hereinafter referred to as "Option Agreement") or a license agreement between IUF and RECIPIENT entered into pursuant to the Option Agreement (hereinafter referred to as "License
            Agreement"). It is understood and agreed that the provisions of this agreement shall be subject to the Option Agreement or the License
            Agreement, as applicable, and in the event of any conflict or inconsistency between the terms of this Agreement and the



AGREED:

PROVIDER:   Organization providing the ORIGINAL MATERIAL:

Organization:
             -----------------------------------------------------------------
Address:
         ---------------------------------------------------------------------
         ---------------------------------------------------------------------
         ---------------------------------------------------------------------
         ---------------------------------------------------------------------

Authorized Official:

Name:
      ------------------------------------------------------------------------
Title:
      ------------------------------------------------------------------------
Signature:                                              Date:
          --------------------------------------------       -----------------

Provider's Scientist:

Name:
      ------------------------------------------------------------------------
Title:
      ------------------------------------------------------------------------
Signature:                                              Date:
          --------------------------------------------       -----------------

RECIPIENT: Organization receiving the ORIGINAL MATERIAL:

Organization:
             -----------------------------------------------------------------
Address:
         ---------------------------------------------------------------------
         ---------------------------------------------------------------------
         ---------------------------------------------------------------------

Authorized Official:

Name:
      ------------------------------------------------------------------------
Title:
      ------------------------------------------------------------------------
Signature:                                              Date:
          --------------------------------------------       -----------------

Provider's Scientist:

Name:
      ------------------------------------------------------------------------
Title:
      ------------------------------------------------------------------------
Signature:                                              Date:
          --------------------------------------------       -----------------

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

                                    Amendment

This Amendment ("Amendment"), effective as of the date last written below, amends the license agreement between Indiana University Foundation, now assigned to Indiana University's Advanced Research and Technology Institute, Inc. (hereinafter referred to as "LICENSOR"), and Praecis Pharmaceuticals, Inc. (hereinafter referred to as "LICENSEE") dated October 17, 1996 ("Agreement").

Provisions Replaced. The following provisions replace the corresponding provisions of the Agreement in their entirety.

            "1.11 'Net Sales' shall mean the amount calculated by subtracting from Adjusted Gross Sales a lump sum deduction of *** (***%) percent of Adjusted Gross Sales for those sales related deductions which are not accounted for on a product-by-product basis."

            "Adjusted Gross Sales" shall mean the gross sales amount invoiced by LICENSEE, its Affiliates, or sublicensees for the Licensed Products to Third Party purchasers less, to the extent such amounts are included in the amount of gross sales invoiced, deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid or performance based and similar types of rebates e.g. chargebacks or retroactive price deductions), volume (quantity) discounts, discounts granted at the time of invoicing, sales taxes and other taxes directly linked to the gross sales amount as computed on a product-by-product basis in LICENSEE's, its Affiliate's or sublicensee's sales statistics for the countries concerned.

                                   "ARTICLE IV
                             Payments and Royalties

      4.01 Initial Fee. In exchange for the exclusive license granted under this agreement LICENSEE agrees to pay to LICENSOR an initial fee of *** U.S. dollars ($***) upon execution of this Agreement.

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

      4.02. Milestone Payment. LICENSEE shall pay Milestone Payments as follows:

            (a)   ***;
            (b)   ***;
            (c)   ***;
            (d)   ***;
            (e)   ***;
            (f)   ***; and
            (g)   ***.

      4.03 Royalty. LICENSEE shall pay to LICENSOR the following royalties:

            (a) for the first *** dollars ($***) in Net Sales per year:

                  (i) *** (***%) of Net Sales where Net Sales are not sold in combination with depot formulation; and

                  (ii) *** (***%) of Net Sales where Net Sales are sold in combination with depot formulation; and

            (b) for Net Sales above *** dollars ($***) per year:

                  (i) *** (***%) of Net Sales where Net Sales where Net Sales are not sold in combination with depot formulation; and

                  (ii) *** (***%) of Net Sales where Net Sales are sold in combination with depot formulation.

4.04 Accrual of Royalties

      Royalties shall accrue when Licensed Products are sold or otherwise transferred by LICENSEE to a Third Party, and Licensed Products shall be considered when LICENSEE invoice is issued. LICENSEE shall make payments to LICENSOR in accordance with the requirements of Article VIII.

10.5

In any event, for so long as the license granted hereunder remains exclusive. LICENSEE or its Affiliates or its sublicensee shall have ninety (90) days after the notice of the alleged infringement specified in paragraph 10.04 above to initiate prosecution at its own expense of the alleged infringement of the Patent Rights. In such case, LICENSEE shall, before initiation of such prosecution by LICENSEE or its Affiliates or its sublicensee, provide prior written notice to LICENSOR. At LICENSEE's request, LICENSOR shall immediately
(1) become party to the suit and LICENSEE or its Affiliate or its sublicensee may use the name of LICENSOR as a party plaintiff, or (2) at LICENSOR's option, assign the Patent Right to LICENSEE.

If, after ninety (90) days after the notice of alleged infringement specified in paragraph 10.04 above, LICENSEE or its Affiliate or its sublicensee shall not have initiated prosecution at its own expense of the alleged infringement of the Patent Rights, then LICENSOR shall have the right, but shall not be obligated, to prosecute at its own expense the alleged infringement of the Patent Rights. In such case, LICENSOR shall, before the filing of such suit by LICENSOR, provide prior written notice to LICENSEE. At LICENSOR's request, (1) LICENSEE shall immediately become a party to the suit and/or cause its Affiliate or sublicensee to become a party to the suit, and (2) LICENSOR may use the name of LICENSEE as a party plaintiff and/or LICENSEE shall cause its Affiliate or its sublicensee to allow LICENSOR to use the name of its Affiliate or sublicensee as a party plaintiff.

Without LICENSEE's prior written consent, LICENSOR will not consent to any settlement, consent judgement or other voluntary disposition of such suit if the same involves any liability of, or admission of culpability of LICENSEE or its Affiliate or its sublicensee.

Without LICENSOR'S prior written consent, LICENSEE will not consent to any settlement, consent judgment or other voluntary disposition of such suit if the same involves any liability of, or admission of culpability of LICENSOR or its Affiliate or its sublicensee.

Provision Added. The following provision added to the Agreement.

      "10.8 Notwithstanding anything to the contrary, should a party or its Affiliate or sublicensee receive a certification pursuant to the Drug Price Competition and Patent Restoration Act of 1984 (Public Law 98-417) as amended, or its equivalent in a country other than the United States of America, with respect to a Patent Right, then (1) such party shall immediately provide the other party with a copy of such certification and the date on which such party, its Affiliate or sublicensee received such certification ("Certification Date"), and (2) LICENSEE, or its Affiliate or its sublicensee, will have the first right to immediately bring a suit for infringement of the Patent Right, at its expense. In such case, LICENSEE shall, before the filing of such suit by LICENSEE or its Affiliate or its sublicensee, provide prior written notice to LICENSOR. At LICENSEE's request, LICENSOR shall immediately (1) become party to the suit and LICENSEE, or its Affiliate or sublicensee may use the name of LICENSOR as a party plaintiff, or, (2) at LICENSOR's option, assign the Patent Right to LICENSEE.

Should a period of thirty (30) days after the Certification Date pass without LICENSEE or its Affiliate or sublicensee initiating suite, then LICENSOR shall be free to immediately bring suit for patent infringement in its name, at its expense. In such case, LICENSOR shall, before the filing of such suit by LICENSOR, provide prior written notice to LICENSEE. At LICENSOR's request, (1) LICENSEE shall immediately become a party to the suit and/or cause its Affiliate or sublicensee to become a party to the suit, and (2) LICENSOR may use the name of LICENSEE as a party plaintiff and/or LICENSEE shall cause its sublicensee to allow LICENSOR to use the name of its Affiliate or sublicensee as a party plaintiff."

All other terms and conditions shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this Amendment as of the day and year set forth below.


 Advanced Research and Technology                Praecis Pharmaceuticals,
 Institute, Inc.                                 Inc.

 BY: /s/ Douglas Wilson                          By: /s/ Marc A. Silver
     -----------------------                         -----------------------
 NAME:   Douglas Wilson                          NAME:   Marc A. Silver
 TITLE:  President                               TITLE:  Vice President
 DATE:                                           DATE:   June 3, 1998
